FEDERAL IDENTIFICATION

NO. _____________________

THE COMMONWEALTH OF MASSACHUSETTS
Examiner	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
Name
Approved	We,	Mitchel Sayare				,*President

	and	Jonathan Kravetz				,*Clerk

	of	ImmunoGen, Inc.,
(Exact name of corporation)

	located at,	128 Sidney Street, Cambridge, MA 02139
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3
(Numbered those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on November 13, 2001, by vote of :

	33,250,272	shares of	Common Stock	of	39,680,326	shares outstanding,
(type, class & series, if any)

No Preferred Stock Issued & Outstanding
		shares of		of		shares outstanding, and
(type, class & series, if any)
		shares of		of		shares outstanding,
(type, class & series, if any)

C [ ]
P [ ]	(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)** being at
M [ ]	least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or
R.A . [ ]	series of stock whose rights are adversely affected thereby:

___________

P.C.

Delete the inapplicable words.  **Delete the inapplicable clause.

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 ½ x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the part value (if any) of any type, class or series of sock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE:	NUMBER OF SHARES	TYPE	NUMBER OF SHARES		PAR VALUE
Common:		Common:	50,000,000		$.01

Preferred		Preferred:	5,000,000	*	$.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE:	NUMBER OF SHARES	TYPE	NUMBER OF SHARES		PAR VALUE
Common:		Common:	75,000,000		$.01

Preferred		Preferred:	5,000,000	*	$.01

*Preferred:	Series A Convertible Preferred	2,500
	Shares $.01 par value
	Series B Convertible Preferred	3,000
	Shares $.01 par value
	Series C Convertible Preferred	3,000
	Shares $.01 par value
	Series D Convertible Preferred	1,000
	Shares $.01 par value
	Series E Convertible Preferred	2,400
	Shares $.01 par value

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Late effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this	13th	day of	November,	,20	01	,

/s/ Mitchel Sayare				, *President

/s/ Jonathan L. Kravetz				*Clerk

*Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ____ day of ____________, 20 ______.

Effective date:______________________________________________

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Jonathan Kravetz, Esquire
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center, Boston, MA 02111
Telephone:	617 542-6000